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                                                                   EXHIBIT 10.30

                            MAVERICK TUBE CORPORATION
              RESTATED SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN

1. PURPOSE - The Maverick Tube Corporation Restated Senior Executive Deferred Compensation Plan (the "Plan") is established to provide additional incentive to executive personnel to remain in the employ of Maverick Tube Corporation (the "Corporation") by offering deferred compensation to such personnel subject to such continued employment.

2.      ADMINISTRATION  - The Plan  shall be  administered  by the  Compensation
        Committee of the Board of Directors of the Corporation (the "Committee"), which Committee, subject to any permitted action by the Board of Directors (the "Board"), shall have complete discretion and authority with respect to the Plan and its application except to the extent that discretion is limited by the Plan.

3. PARTICIPANTS - Any key employee ("Employee") of the Corporation who has been designated as eligible to participate under the Plan by the Compensation Committee, shall become a participant ("Participant").

4. Employees who have been designated, as Participants by the Committee shall be listed on Schedule A, attached hereto and made a part hereof by reference. The Committee may amend Schedule A from time to time by adding additional Participants thereto.

5. DEFERRED COMPENSATION - For each fiscal year of the Corporation during which this Plan is in effect, the Corporation may contribute to the Deferred Compensation Account of the Employee an amount, if any, as a Contribution as the Corporation in its sole discretion may determined. This provision shall not be construed as requiring the Corporation to make a Contribution in any specific fiscal year.

        Any Participant may elect, in accordance with this Section 4, to defer annually the receipt of a portion of the compensation payable to him in the form of abase salary and cash bonuses by the Corporation in any calendar year, which portion shall be designated by him subject to such limitations as the Committee may from time to time approve in writing. Any compensation deferred pursuant to this Section shall be recorded by the Corporation in a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited on each date of payment of compensation in accordance with the Corporation's normal payroll practice, in an amount equal to Participant's elected deferral for the year, divided by the total number of applicable payroll periods for the year. A Participant shall be fully vested at all times in any compensation deferred by him pursuant to this Plan.

        The  Notice  by which a  Participant  elects  to defer  compensation  as provided in this Agreement shall be in writing, signed by the Participant, and delivered on an annual basis to the Committee, but not later than 15 days after the initial effective date of the Plan and thereafter, prior to December 15 of the calendar year preceding that year in which the compensation to be deferred is otherwise payable to the Participant. Such election (and any subsequent election) will continue until suspended or modified in writing by the Participant to the Committee, which new election shall only apply to compensation otherwise payable to the Participant after the end of the calendar year in which such election is delivered to the Committee. Any deferral election made by the Participant shall be irrevocable with respect to any compensation covered by such election, including the compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Committee.

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5.      INVESTMENT OF DEFERRED AMOUNTS - The Corporation shall direct the manner in which any amounts credited to a Participant's Account shall be invested. Investment of such amounts shall be made for the sole purpose of determining subsequent investment earnings and losses to be credited to Participant's Account. Any interest in any investment medium shall be owned by the Corporation and the Participant shall have no ownership or control over the account of the Corporation with such fund.

        The Corporation shall furnish each Participant with an annual statement of his Account. The Corporation shall also credit earnings and losses on investment of amounts in Participant's Account, for contributions pursuant to Section 4, to the Account as of the date of such earnings and losses are credited to the account of the Corporation, until the last day of the month prior to the month of final distribution of the Account pursuant to Section 6 of the Plan.

6.      DISTRIBUTION OF DEFERRED AMOUNTS

        a. Upon termination of the services or employment of a Participant with the Corporation and all of its Affiliates for any reason other than death, the Participant will be entitled to receive all deferred amounts, together with all investment earnings and losses hereon, credited to the Participant's Account, in substantially equal installments, payable not less frequently than quarterly over five years, commencing not later than 90 days after the end of the year in which termination occurs.

        b. Upon termination of a Participant's service or employment with the Corporation by reason of his death, the Participant's designated beneficiary or beneficiaries shall be entitled to receive all amounts credited to the Account of the Participant, together with all investment earnings and losses thereon, as of the date of his death, in a single sum payable not later than 90 days after the end of the year in which death occurs.

        c. Upon the death of the Participant prior to complete distribution to him of the vested balance of his Account (and after the date of termination of his service or employment with the Corporation), all deferred amounts and all vested matching amounts, together with all investment earnings and losses thereon, credited to the Participant's Account, shall be payable to the Participant's designated beneficiary or beneficiaries in a single sum payable not later than 90 days after the end of the year in which death occurs. If there is no designated beneficiary, such amount shall be paid to the estate of the deceased Participant.

        d. Notwithstanding the foregoing, at any time the Committee, acting in its sole discretion, may accelerate payment of all or any portion of the unpaid balance of the Participant's Account.

7. HARDSHIP WITHDRAWAL OF ACCOUNT BALANCE - In the event of an unforeseeable emergency, a Participant may apply to the Committee to cease deferrals under this Plan or to withdraw all or any portion of the vested balance in his Account; provided that such election shall be in writing, signed by the Participant, and delivered to the Committee. For purposes of this paragraph 7 an unforeseeable emergency shall mean the occurrence of severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee shall make a determination of whether an unforeseeable emergency exists based upon the facts of each case. In no event may payment be made to relieve a hardship if the hardship can be relieved
        (i) through reimbursement by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent that such would not in itself cause a severe hardship, (iii) by a cessation of deferrals under the Plan. Such withdrawal will preclude Participant from continuing or commencing salary deferral in the year of withdrawal; however, Participant shall be eligible to resume deferrals in subsequent years.

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8.      CHANGE OF CONTROL -  Notwithstanding  the  foregoing,  in the event of a
        Change of Control of the Corporation, the Participant shall immediately thereupon vest in all amounts in his Account. A "Change of Control" shall mean the purchase or other acquisition by any person entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty-five percent (35%) or more of either the outstanding shares of common stock or the combined voting power Corporation's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Corporation immediately prior to
        such  reorganization,   merger  or  consolidation  do  not,  immediately
        thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the
        reorganized,   merged  or  consolidated  Corporations  then  outstanding
        securities, or a liquidation or dissolution of Corporation or of the sale of all or substantially all of Corporation's assets. If a Change of Control occurs, all amounts credited to the Account of the Employee shall be immediately paid to him.

9. PARTICIPANT'S RIGHTS UNSECURED - The Corporation may, at its sole discretion, elect to segregate funds representing annual deferred compensation amounts may deposit such funds into a trust constituting a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, and meeting the requirements of Rev. Proc. 92-64 ("Rabbi Trust"). The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account, whether or not separate funds are being held in a Rabbi Trust, or any other specific assets of the Corporation. All amounts credited to an Account or deposited n or held by a Rabbi Trust shall constitute general assets of the Corporation and, subject to the provisions of the Rabbi Trust, may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. The Plan shall constitute a mere promise to make benefit payments in the future.

10. PROHIBITION AGAINST ASSIGNMENT - The Payments, benefits or interest provided for under this Plan shall not be subject to any claim of any creditor of any Participant or the beneficiary of any Participant in law or in equity and shall not b subject to attachment, garnishment, execution or other legal process by any such creditor; nor shall the Participant have any right to sell, assign, transfer, pledge, encumber, anticipate, alienate or otherwise dispose of any such payments, benefits or interest.

11. AMENDMENTS TO THE PLAN - The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment shall divest any Participant or beneficiary of the balance in his Account, or of any rights to which he would have been entitled under the Plan prior to such amendment, or relieve the Corporation of any obligation hereunder, including, without limitation, its obligation for subsequent credit of deferred compensation with respect to such Participants.

12. TERMINATION OF PLAN - The Board presently intends to continue this Plan indefinitely but reserves the right to terminate this Plan at any time. Termination of this Plan shall not affect the rights of Participants (or their designated Beneficiaries) to payments of amounts standing to the credit of Participants at the time of such termination.


13. NOTICES - Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

                i. On the date it is personally delivered to the Secretary of the Corporation; or
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                ii.     Three  business  days after it is sent by  registered or
                        certified mail, addressed to the Corporation's Secretary at Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017

14.     EFFECTIVE DATE - This Plan shall be effective February 20, 2003.


                                    MAVERICK TUBE CORPORATION


                                    By: /s/ Gregg Eisenberg

                                    Title: President & CEO


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                            MAVERICK TUBE CORPORATION
                           DEFERRED COMPENSATION PLAN

                                   SCHEDULE A

                                   PARTICIPANT


                                 Gregg Eisenberg

                              Sudhakar Kanthamneni

                                   Scott Evans

                                    Jim Cowan